                                                                   EXHIBIT 10.97


                       MEDICIS PHARMACEUTICAL CORPORATION
                            EXECUTIVE RETENTION PLAN.


                                    ARTICLE I

                             BACKGROUND AND PURPOSE

     1.1 PURPOSE. The purpose of the Medicis Pharmaceutical Corporation ("Medicis" or the "Company") Executive Retention Plan (the "Plan") is have the continued dedication of executives notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below), to improve the recruitment and retention of executives by Medicis and to ensure that executive benefits are competitive with those of other corporations.

     1.2 EFFECTIVE DATE. The effective date of this Plan shall be April 1, 1999.

     1.3 PLAN NAME. This Plan shall be known as the Medicis Executive Retention Plan and shall include the following provisions.


                                   ARTICLE II

                                   DEFINITIONS

     As used herein, the following terms shall have the meanings set forth in this Article II, unless a different meaning is plainly required by the context.

     2.1 BOARD. The term "Board" means the Board of Directors of Medicis.

     2.2 CAUSE. The term "Cause" shall mean the willful and continued failure to substantially perform the duties of the Company (other than a failure resulting from the Employee's disability), the willful engaging in conduct which is demonstrably injurious to the Company or any subsidiary, monetarily or otherwise, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

     2.3 CHANGE IN CONTROL. The term "Change in Control" shall mean

          (a) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses
               (i), (ii) and (iii) of subsection (c) of this Section 2.3;
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          (b)  individuals who, as of the date hereof constitute the Board of
               Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to such date whose election or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 75% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (d) the filing by the Company of a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has occurred or will or may occur in the future pursuant to any then-existing contract or transaction; provided, that, such Change in Control does in fact occur.

     2.4 COMPANY. The term "Company" refers to Medicis or any successor thereto.

     2.5 EMPLOYEE. The term "Employee" means any person listed on Exhibit "A" to this Plan who reports directly to the Chief Executive Officer or are determined by the Board of Directors of the Company to be appropriate to include and listed on Exhibit "A" or any other person designated by the Chief Executive Officer and listed on Exhibit "A." When an Employee is listed on Exhibit "A," Employee and Company shall execute an Acceptance Agreement in the form of Exhibit "B" hereto. The Secretary of the Company shall maintain Exhibit "A" and shall be responsible for coordinating the execution of Exhibit "B" as appropriate. No person shall be considered an Employee by reason of service to the Company solely as a member of the Board of Directors or during a period of service as a consultant.

     2.6 GOOD REASON. An Employee shall have "good reason" to terminate employment with the Company when on or within twenty four (24) months after the effective date of the Change in Control: (a) the Employee's duties, responsibilities or authority are materially reduced or diminished without the Employee's prior written consent, (b) the Employee's compensation or benefits are reduced from the compensation and benefits which exist for the Employee on the effective date of the Change in Control (other than ordinary course diminutions in potential bonuses based on poor performance), (c) the Company reduces the potential earnings of the Employee under any performance-based bonus or incentive plan of the Company in effect immediately prior to the effective date of a Change in Control which is disproportionate as compared to other executives employed by the Company or any newly-created organization of which the Company may become a part, (d) the Company amends or terminates any performance-based bonus or incentive plan of the Company in effect immediately prior to the effective date of a Change in Control or (e) the Company requires the Employee's principal place of employment to be greater than 25 miles from Employee's principal place of employment on the date of the Change in Control.

     2.7 INVOLUNTARY TERMINATION. The term "Involuntary Termination" refers to termination of employment by determination of the Company as opposed to termination of employment by determination of the Employee.

     2.8 SALARY. The term "Salary" means an Employee's regular, fixed rate of salary or wages for the twelve (12) month period immediately preceding the date Employee becomes eligible for a Benefit Allowance and other allowances enumerated in Article IV hereof, plus all bonuses (annualized in the event that Employee is employed by the Company for less than twelve (12) months during such period). For purposes of determining Salary, an Employee's bonus shall be an amount equal to his or her highest annual bonus for any year during the Company's last three fiscal years preceding the date the Employee becomes eligible for a Benefit Allowance and other allowances enumerated in Article IV hereof.

     2.9 BENEFIT ALLOWANCE AND OTHER ALLOWANCES. The term "Benefit Allowance" means the benefit payable under this Plan, and together with the other allowances provided for by this Plan, shall be calculated in accordance with
Article IV hereof. If any payment or benefit received or to be received by the Employee in connection with a Change in Control of the Company or termination of the Employee's employment (whether payable pursuant to the terms of this Plan, a stock option plan or any other plan or arrangement with the Company) (the "total payments") will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code"), the Company will pay to the Employee, within thirty (30) days of any payments giving rise to excise tax, an additional amount (the "gross-up payment") such that the net amount retained by the Employee, after deduction of any excise tax on the total payments and any federal and state and local income and employment tax and excise tax on the gross-up payment provided for by this Section 2.9, will equal the total payments. For purposes of determining the amount of the gross-up payment, the Employee will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year that the payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the date of termination or the date that excise tax is withheld by the Company, net of the maximum reduction in federal income taxes that could be obtained by deducting such state and local taxes. For purposes of determining whether any of the total payments would not be deductible by the Company and would be subject to the excise tax, and the amount of such excise tax, (1) total payments will be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all parachute payments in excess of the base amount within the meaning of Section 280G(b)(3) will be treated as subject to the excise tax unless, in the opinion of tax counsel selected by the Company's independent auditors prior to the Change in Control and acceptable to the Employee, such total payments (in whole or in part) are not parachute payments, or such parachute payments in excess of the base amount (in whole

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
or in part) are otherwise not subject to the excise tax, and (2) the value of any non-cash benefits or any deferred payment will be determined by the Company's independent auditors in accordance with Sections 280G(d)(3) and (4) of the Code. If the excise tax is subsequently determined to be less than the amount originally taken into account hereunder, the Employee will repay to the Company, when such reduction in excise tax is finally determined, the portion of the gross-up payment attributable to such reduction. If the excise tax is determined to exceed the amount originally taken into account hereunder (including by reason of any payment, the existence or amount of which cannot be determined at the time of the gross-up payment), the Company will make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) when such excess is finally determined.

     2.10 DISABILITY. The term "Disability" shall have the same meaning as provided in the Company's long-term disability plan, or, if no such plan exists, the meaning set forth in Section 22(e)(3) of the Code.

                                   ARTICLE III

                           ELIGIBILITY FOR ALLOWANCES

     3.1 ELIGIBILITY FOR BENEFIT ALLOWANCE AND OTHER ALLOWANCES. Except as provided below, the Employees listed in the eligibility list attached hereto as Exhibit "A" shall be eligible for a Benefit Allowance and other allowances under the Plan under the following circumstances:

          (a) the Employee experiences an Involuntary Termination other than for Cause on or within twenty four (24) months after the effective date of a Change in Control; or

          (b) the Employee terminates his or her employment with the Company for Good Reason on or within twenty four (24) months after the effective date of a Change in Control; or

          (c) the Employee's employment is terminated on or within twelve (12) months after the effective date of a Change in Control by reason of death or Disability.

     3.2 INELIGIBILITY FOR BENEFIT ALLOWANCE AND OTHER ALLOWANCES. An Employee shall be ineligible for a Benefit Allowance and other allowances under the Plan if:

          (a) the Employee terminates his or her employment with the Company without Good Reason; or

          (b)  the Employee experiences an Involuntary Termination for Cause.

     3.3 CONTRACTUAL BENEFITS. If the Employee has an employment contract or other arrangement with the Company which provides for severance or similar benefits, the Employee shall receive the benefit of whichever agreement provides for greater benefits.


                                   ARTICLE IV

                AMOUNT OF BENEFIT ALLOWANCE AND OTHER ALLOWANCES

     4.1 AMOUNT OF BENEFIT ALLOWANCE AND OTHER ALLOWANCES. An Employee who satisfies the provisions of Article III hereof shall:

          (a) receive a Benefit Allowance equal to the amount indicated on Exhibit "A;"

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          (b)  be provided with medical, health, life, and/or disability insurance benefits for the periods listed on Exhibit A, or, at the option of the Employee, shall receive a cash payment in lieu of and equivalent to such insurance benefits (the "Insurance Payment"); provided, however, that in no event shall such insurance benefits be less than those provided to Employee by the Company any time within the twelve (12) months preceding the date Employee becomes eligible for the Benefit Allowance and other allowances;

          (c) receive all reasonable legal fees and expenses incurred as a result of termination (including all such fees and expenses, if any, incurred in contesting or disputing any termination, in seeking to obtain or enforce any right or benefit provided by this Plan, or in interpreting this Plan) unless the Employee's claim is determined by a court of competent jurisdiction to be frivolous or otherwise without merit;

          (d) be entitled to the continued benefit for the time period specified on "Exhibit A," of all active and retired employee benefit plans and programs or arrangements in which he or she was entitled to participate immediately prior to the effective date of the Change in Control, provided that continued participation is possible under the general terms and provisions of such plans and programs;

          (e) receive a lump sum payment in cash at Employee's normal retirement age (or earlier retirement age should he or she so elect) as defined in the retirement plans or programs in which Employee participates or any successor plans or programs in effect immediately prior to the effective date of the Change in Control, in an amount equal to the lump sum value of the retirement pension to which Employee would have been entitled under the Company's pension plan, excess benefit plan and supplemental retirement plan, if any, if Employee's employment had continued through the periods set forth on Exhibit "A" determined as of the Employee's normal retirement age (or earlier retirement age, should he or she elect) reduced by the present value of the Employee's actual benefits under the Company's pension plan, excess benefit plan and supplement retirement plan; and

          (f) the forfeiture provisions of any stock option agreements with the Employee regarding the Company's rights to profits from the exercise of options within three (3) years of the Employee's termination shall be null and void.

     4.2 TIMING. The Benefit Allowance, the Insurance Payment referred to in
Section 4.1(b) above, if any, under this Plan shall be paid in a lump sum cash payment or transferred, as applicable, within thirty (30) business days following an Employee becoming eligible.

     4.3 EFFECT ON OTHER BENEFITS. There shall not be drawn from the provision of benefits under this Plan any implication of accrued vacation days, paid holidays, paid sick leave or any other fringe or regular benefits normally associated with employment by the Company for any part of the period during which benefits are payable under this Plan, unless otherwise specifically provided in writing by the Company. The fact that any such benefits are specifically provided in writing by the Company shall not be construed to confer any right to an additional Benefit Allowance or other allowance under this Plan.

                                    ARTICLE V

                               GENERAL PROVISIONS

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     5.1 PLAN ADMINISTRATION. The Company shall be the Plan's Named Fiduciary and Administrator and subject to the terms of the Plan, shall have complete discretion with respect to the administration, operation and interpretation of the Plan. The Company may consult with an attorney, accountant, actuary or other experts and rely upon their opinions as it deems necessary and proper. Any decisions, actions or interpretations to be made under the Plan by the Company shall be made in its sole reasonable discretion. The determination or action of the Company with respect to any questions arising out of or in connection with the administration, operation and interpretation of the Plan shall be conclusive and binding upon all persons having an interest in the Plan, unless determined to be arbitrary and capricious.

     5.2 FUNDING OF THE PLAN. All amounts required to be paid under the Plan shall be provided out of the general assets of the Company. The Company may, in its sole discretion, establish any funding or accounting mechanism permitted by law. No terminated Employee shall have any right to, or interest in, any assets of the Company which may be applied by the Company to make payments under the Plan.

     5.3 RIGHT TO AMEND. The Company may modify, alter, amend, or terminate the Plan at any time and to any extent that it may deem advisable in its sole discretion; provided, however, that, within twenty four (24) months following a Change in Control, the Company may not modify, alter, amend or terminate the Plan in any manner, without the written approval of all Employees then listed on "Exhibit A" hereto. Any change shall be set forth in a written instrument which shall be approved by the Board of Directors. Any amendment to the Plan made prior to an actual Change in Control, but subsequent to the execution of a definitive agreement or arrangement to effectuate such a Change in Control or caused by the person effectuating the Change in Control which is detrimental to the Employees listed on Exhibit A (as of the date of such amendment) shall be deemed to have been made immediately following that Change in Control and such amendment shall not be deemed effective unless approved by all of the affected Employees.

     5.4 BENEFIT CLAIMS PROCEDURES. In the event a claim by a terminated Employee relating to the amount of any distribution or its method of payment is denied, such person will be given written notice by the Company of such denial, which notice will set forth the reason for the denial. The terminated Employee may, within sixty (60) days after receiving the notice, request a review of such denial by filing a notice in writing with the Company. The Company, in its discretion, may request a meeting with the terminated Employee to clarify any matters it deems pertinent. The Company will render a written decision within sixty (60) days after receipt of such request stating the reasons for its decision.

     5.5 NON-ALIENATION OF BENEFIT ALLOWANCE. None of the payments, benefits or rights of any Employee shall be subject to any claims of any creditor and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustees' process or any other legal or equitable process available to any creditor of such Employee. No Employee shall have the right to alienate, commute, pledge, encumber or assign any of the benefits or payouts which the Employee may expect or receive, contingently or otherwise, under the Plan.

     5.6 NO RIGHT TO EMPLOYMENT. Nothing herein shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge any Employee at any time and for any reason and to treat him or her without regard to the effect which such treatment might have upon him or her under the Plan.

     5.7 PAYMENT DUE PERSONS UNDER DISABILITY. If the Company determines that any person to whom a payment is due hereunder is unable to care for his or her affairs by reasons of physical or mental incapacity, the Company shall have the power to direct that any benefit payment due or becoming due to such person, unless claim shall have been made therefore by a duly appointed legal representative, be paid to his or her spouse, mother, father, child or children, or other blood relative, or to a person with whom he or she resides, without any responsibility of the Company to see to the application of such payment, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefore.

     5.8 RECORDS, REPORTING AND DISCLOSURE. The Company shall keep all records necessary for the proper operation of the Plan. Such records shall be made available to each Employee for examination during


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regular business hours except that an Employee shall examine only such records as pertain exclusively to such examining Employee and to the Plan text. The Company shall prepare and shall file, as required by law or regulation, all reports, forms, documents and other items required by the Code, and every other relevant statute, each as amended, and all regulations thereunder, including without limitation, all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable.

     5.9 APPENDICES. Subject to the provisions of Section 5.3, from time to time, the Company may elect to append provisions of limited duration to this Plan to govern what the Company determines to be special circumstances. Each such appendix, during the period stipulated therein, shall be deemed a part of this Plan. The rights of such Employee, as stated in such appendix, shall supersede the rights provided under this Plan; however, the benefits provided under such appendix shall not be less than the benefits which exist under this Plan, and there shall be no duplication of benefits.

     5.10 EXPENSES. All expenses of administering, interpreting and enforcing the Plan shall be paid by the Company.

     5.11 SUCCESSORS AND ASSIGNS. If any person or entity acquires forty percent (40%) or more of the stock, assets or earning power of the Company, the Company agrees to require such person or entity to assume the Company's obligations under this Plan. If the Company fails to secure such assumption, an Involuntary Termination without Cause shall be deemed to have occurred for all Employees as of the effective date of such acquisition.

     5.12 TITLES AND HEADINGS. The titles of articles and headings of paragraphs in this Plan are for convenience of reference only and in case of any conflict, the text of the Plan, rather than such titles and headings, shall control.

     5.13 GOVERNING LAW. This Plan shall be construed and enforced according to the internal laws of the State of Arizona, to the extent not preempted by federal law. In the event that any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if said illegal or invalid provision had never been included.

     5.14 ARBITRATION. Any and all controversies, claims or disputes arising out of or in any way relating to the Plan shall be resolved by final and binding arbitration in Phoenix, Arizona before a single arbitrator licensed to practice law and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be commenced by filing a demand for arbitration with the AAA within sixty (60) days after the occurrence of the facts giving rise to any such controversy, claim or dispute. The arbitrator shall decide all issues relating to arbitrability. If the arbitrator determines that (i) the Company has breached its agreement with the Employee under the Plan, and (ii) the Company was unjustified in failing to make the payments required under the Plan to the Employee, the Company shall pay the Employee, as liquidated damages and not as a penalty, an additional amount equal to ten percent (10%) of the amount involved in the arbitration with respect to the Plan.

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
     IN WITNESS WHEREOF, and as evidence of its adoption of this Plan, the Company has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of April 1, 1999.

Attest:                                MEDICIS PHARMACEUTICAL CORPORATION



/s/ Mark A. Prygocki, Sr.              By: /s/ Jonah Shacknai
-------------------------              ----------------------
Secretary

                                       Its: Chairman and Chief Executive Officer
                                            ------------------------------------

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                                                                       EXHIBIT A

                       MEDICIS PHARMACEUTICAL CORPORATION
                            EXECUTIVE RETENTION PLAN




                                                                                       INSURANCE AND RETIREMENT BENEFIT
       POSITION / NAME OF EMPLOYEE                     BENEFIT ALLOWANCE                PAYMENT AND MAINTENANCE PERIOD
       ---------------------------                     -----------------                ------------------------------
Persons Who Currently Report Directly to    An amount equal to two (2) times the                 Two (2) years
the Chief Executive Officer and all other   Employee's Salary
persons who subsequent to the date hereof
report directly to the Chief Executive
Officer as follows, or such other persons
as the Board of Directors shall deem
appropriate to include in this category:


Other Persons Designated by the Chief       An amount equal to one (1) times the                 One (1) year
Executive Officer as follows:               Employee's Salary

                                                                       EXHIBIT B

                              ACCEPTANCE AGREEMENT

     THIS AGREEMENT made as of the _________ day of _________, 1999, by and between, Medicis Pharmaceutical Corporation and any successor thereto (the "Company") and ____________ (the "Key Employee").

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distraction of the Company's key management personnel because of the uncertainties inherent in such a situation;

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders for the Company to retain the services of the Key Employee in the event of a threat or occurrence of a Change in Control and to ensure the Key Employee's continued dedication and efforts in such event without undue concern for the Key Employee's personal financial and employment security; and

     WHEREAS, in order to induce the Key Employee to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Key Employee to provide the Key Employee with certain benefits in the event the Key Employee's employment is terminated as a result of, or in connection with, a Change in Control and to provide the Key Employee with the Gross-Up Payment (as hereinafter defined) in accordance with the Medicis Pharmaceutical Executive Retention Plan.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1. Term of Agreement. This Agreement shall commence as of the date hereof, and shall continue in effect until June 30, 2000 (the "Term"); provided, however, that on June 30, 2000 and on each year thereafter, the Term shall automatically be extended for one (1) year unless either the Key Employee or the Company shall have given written notice to the other at least ninety (90) days prior thereto that the Term shall not be so extended; provided, further, however, that following the occurrence of a Change in Control, the Term shall not expire prior to the expiration of twenty four (24) months after such occurrence.

     2. Termination of Employment. If, during the Term, the Key Employee's employment with the Company or any successor shall be terminated within twenty four (24) months following a Change in Control due to an Involuntary Termination (as defined below), the Key Employee shall be entitled to the following compensation and benefits:

                           (a) a lump sum payment equal to [2][1] times his or
her Salary (as defined below) to be paid within 30-days following such termination;

                           (b) be provided with medical, health, life, and/or
disability insurance benefits for [twenty-four (24)] [twelve (12)] months, or, at the option of the Key Employee, shall receive a cash payment in lieu of and equivalent to such insurance benefits (the "Insurance Payment"); provided, however, that in no event shall such insurance benefits be less than those provided to Key Employee by the Company any time within the twelve (12) months preceding the date Key Employee becomes eligible for the benefits hereunder;

                           (c) receive all reasonable legal fees and expenses
incurred as a result of termination (including all such fees and expenses, if any, incurred in contesting or disputing any termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement) unless the Key Employee's claim is determined by a court of competent jurisdiction to be frivolous or otherwise without merit;

                           (d) be entitled to the continued benefit for
[twenty-four (24)] [twelve (12)] months of all active and retired employee benefit plans and programs or arrangements in which he or she was entitled to


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
participate immediately prior to the effective date of the Change in Control, provided that continued participation is possible under the general terms and provisions of such plans and programs;

                           (e) receive a lump sum payment in cash at Key
Employee's normal retirement age (or earlier retirement age should he or she so elect) as defined in the retirement plans or programs in which Key Employee participates or any successor plans or programs in effect immediately prior to the effective date of the Change in Control, in an amount equal to the lump sum value of the retirement pension to which Key Employee would have been entitled under the Company's pension plan, excess benefit plan and supplemental retirement plan, if any, if Key Employee's employment had continued for [twenty-four (24)] [twelve (12)] months following his or her termination, determined as of the Key Employee's normal retirement age (or earlier retirement age, should he or she elect) reduced by the present value of the Key Employee's actual benefits under the Company's pension plan, excess benefit plan and supplement retirement plan;

                           (f) the forfeiture provisions of any stock option
agreements with the Key Employee regarding the Company's rights to profits from the exercise of options within three (3) years of the Key Employee's termination shall be null and void;

                           (g) the Key Employee's entitlement to any other
compensation or benefits shall be determined in accordance with the Company's employee benefits plans and other applicable programs and practices then in effect; provided, that, if the Key Employee has an employment contract or other arrangement with the Company which provides for severance or similar benefits, the Key Employee shall receive the benefit of whichever agreement provides for greater benefits;

                           (h) in the event it shall be determined that any
payment or distribution of any type to or for the benefit of the Key Employee, by the Company, any affiliate, any Person (as defined below) who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Key Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Key Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax, imposed upon the Gross Up Payment, the Key Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. All mathematical determinations, and all determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Section 2(h), including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Section 2(h), shall be made by an independent accounting firm selected by the Company (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Key Employee by no later than thirty (30) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Key Employee (if the Key Employee reasonably believes that any of the Total Payments may be subject to the Excise
Tax). If the Accounting Firm determines that no Excise Tax is payable by the Key Employee, it shall furnish the Key Employee and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Key Employee has substantial authority not to report any Excise Tax on his or her federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Key Employee within thirty (30) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Key Employee, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment


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
or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Key Employee. In the case of an Overpayment, the Key Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Key Employee shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he or she has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Section 2(h), which is to make the Key Employee whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Key Employee repaying to the Company an amount which is less than the Overpayment; and

                           (i) the Key Employee shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Key Employee in any subsequent employment.

If Key Employee's employment is terminated for any other reason than an Involuntary Termination, he shall not be entitled to any of the payments and benefits set forth above.

                  3. Definitions. For purposes hereof, the following terms shall have the meanings set forth below:

                           (a) "Involuntary Termination" shall mean a
termination of Key Employee's employment (i) by the Company or its successors for any reason other than due to Cause, (ii) by the Key Employee for Good Reason or (iii) due to Key Employee's death or Disability.

                           (b) "Disability" shall have the same meaning as
provided in the Company's long-term disability plan, or, if no such plan exists, the meaning set forth in Section 22(e)(3) of the Code.

                           (c) "Cause" shall mean the willful and continued
failure of Key Employee to substantially perform the duties of the Company (other than a failure resulting from the Key Employee's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any subsidiary by the Key Employee, monetarily or otherwise, commission of a felony by the Key Employee, or a significant violation of any statutory or common law duty of loyalty to the Company by the Key Employee.

                           (d) Key Employee shall have "Good Reason" to
terminate employment with the Company when on or within twenty four (24) months after the effective date of the Change in Control: (a) the Key Employee's duties, responsibilities or authority are materially reduced or diminished without the Key Employee's prior written consent, (b) the Key Employee's compensation or benefits are reduced from the compensation and benefits which exist for the Key Employee on the effective date of the Change in Control (other than ordinary course diminution in potential bonuses based on poor performance),
(c) the Company reduces the potential earnings of the Key Employee under any performance-based bonus or incentive plan of the Company in effect immediately prior to the effective date of a Change in Control which is disproportionate as compared to other executives employed by the Company or any newly-created organization of which the Company may become a part, (d) the Company amends or terminates any performance-based bonus or incentive plan of the Company in effect immediately prior to the effective date of a Change in Control or (e) the Company requires the Key Employee's principal place of employment to be greater than 25 miles from Key Employee's principal place of employment on the date of the Change in Control.

                           (e) "Salary" shall mean Key Employee's regular, fixed
rate of salary or wages for the twelve (12) month period immediately preceding the date Key Employee becomes eligible for the benefit and other allowances set forth in Section 2 hereof, plus all bonuses (annualized in the event that Key Employee is employed by the Company for less than twelve (12) months during such period). For purposes of determining Salary, an Key Employee's bonus shall be an amount equal to his or her highest annual bonus for any year during the Company's last three fiscal years preceding the date the Key Employee becomes eligible for the benefits and other allowances set forth herein.

          (f) The term "Change in Control" shall mean (a) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c); (b) individuals who, as of the date hereof constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to such date whose election or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 75% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or (d) the filing by the Company of a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has occurred or will or may occur in the future pursuant to any then existing contract or transaction; provided, that, such Change in Control does in fact occur.

     4. Notice of Termination. Following a Change in Control, any intended termination of the Key Employee's employment by the Company shall be communicated by a notice of termination ("Notice of Termination") from the Company to the Key Employee, and any intended termination of the Key Employee's employment by the Key Employee for Good Reason shall be communicated by a Notice of Termination from the Key Employee to the Company.

     5. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including any Notice of Termination) shall be in writing, shall be signed by the Key

Employee if to the Company or by a duly authorized officer of the Company if to the Key Employee, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                  6. Nature of Rights. The Key Employee shall have the status of a mere unsecured creditor of the Company with respect to his or her right to receive any payment under this Agreement. This Agreement shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is the intention of the parties hereto that the arrangements reflected in this Agreement shall be treated as unfunded for tax purposes.

                  7. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against the Key Employee or others.

                  8. Agreement Subject to Plan. The Key Employee acknowledges that this Agreement is subject to the provisions and continuance of the Plan. The Company may modify, alter, amend, or terminate the Plan at any time and to any extent that it may deem advisable in its sole discretion; provided, however, that, within twenty four (24) months following a Change in Control, the Company may not modify, alter, amend or terminate the Plan in any manner, without the approval of all employees then listed on "Exhibit A" hereto. Any change shall be set forth in a written instrument which shall be approved by the Board of Directors. Any amendment to the Plan made prior to an actual Change in Control, but subsequent to the execution of a definitive agreement or arrangement to effectuate such a Change in Control which is detrimental to the employees listed on Exhibit A (as of the date of such amendment) shall be deemed to have been made immediately following that Change in Control and such amendment shall not be deemed effective unless approved by all of the affected employees.

                  9. Miscellaneous. Except as provided above, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Key Employee and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

                  10.  Binding Agreement.

                           (a) This Agreement shall be binding upon and shall
inure to the benefit of the Company and its successors and assigns. The Company shall require its successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                           (b) Neither this Agreement nor any right or interest
hereunder shall be assignable or transferable by the Key Employee, his or her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Key Employee's legal personal representative.

                  11. Governing Law, Arbitration. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona without giving effect to the conflict of laws principles thereof. Any and all controversies, claims or disputes arising out of or in any way relating to the Agreement shall be resolved by final and binding arbitration in Phoenix, Arizona before a single arbitrator licensed to practice law and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be commenced by filing a demand for arbitration with the AAA within sixty (60) days after the occurrence of the facts giving rise to any such controversy, claim or dispute. Except as specifically provided herein, the arbitrator shall decide all issues relating to arbitrability. If the arbitrator determines that (i) the Company has breached this Agreement and (ii) the Company was unjustified in failing to make the payments required under this Agreement to the Key Employee, the Company shall pay the Key Employee, as liquidated damages and not as a penalty, an additional amount equal to ten percent (10%) of the amount involved in the arbitration with respect to the Agreement.

                  12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto, with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Key Employee has executed this Agreement as of the day and year first above written.


                                     Medicis Pharmaceutical Corporation



                                     By: _______________________________
                                         Jonah Shacknai
                                         Chairman and Chief Executive Officer

ATTEST:

____________________________
       Secretary


                                     By: _______________________________
                                         Name